Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES THIRD QUARTER 2022 RESULTS

- Board of Directors Approves $75 Million Stock Repurchase Plan -

Seattle, WA – November 7, 2022 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed secured real estate finance company, today announced operating results for the quarter ended September 30, 2022.

“The Board of Directors is taking decisive action to ensure a disciplined approach in this rapidly changing economic environment. We are focused on capital preservation and ensuring we are positioned to capture opportunities that emerge. While it will take time to accomplish our primary goal to unlock value and grow, we have always focused on mitigating risk through prudent and disciplined underwriting. Maintaining this approach will be key in our strategies to effectively navigate the headwinds of economic uncertainty,” stated Jeff Pyatt, Broadmark’s Interim Chief Executive Officer. “With an industry-leading fortress balance sheet and an enterprise leverage ratio of roughly 8%, we have the financial strength to address and remedy our non-performing loans, while positioning the business to take advantage of opportunities to rebuild long-term value.”

Third Quarter 2022 Financial and Loan Portfolio Highlights

▪	Closed new originations and amendments of $137.9 million, with a weighted average yield of 12.9% and at a weighted average loan-to-value of 59.7%.
▪	Received $197.8 million of loan payoffs during the third quarter of 2022.
▪	Total revenue of $27.1 million for the quarter, comprised of interest income of $20.7 million and fee income of $6.4 million.
▪	Net income attributable to common stockholders of $2.6 million, or $0.02 per diluted common share.
▪	Distributable earnings prior to realized loss on investments, a non-GAAP financial measure, of $18.0 million, or $0.14 per diluted common share.
▪	Principal outstanding on loans in contractual default placed on non-accrual status of $115.4 million as of September 30, 2022.

Balance Sheet Activity and Liquidity

At September 30, 2022, the Company had cash and cash equivalents of $61.1 million and a fully undrawn $135.0 million revolving credit facility, or $196.1 million in total liquidity, with $530.4 million of unfunded loan commitments on balance sheet. During the quarter, the Company drew $25.0 million on the credit facility and repaid the balance in full upon receipt of loan payoffs.

Stock Repurchase Program

On November 7, 2022, the Company’s Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to $75.0 million of its common stock. Repurchases under the stock repurchase program may be made at management’s discretion from time to time on the open market, in privately negotiated transactions or otherwise, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements, and may be made in part under one or more Rule 10b5-1 plans, which permit stock repurchases at times when the Company might otherwise be precluded from doing so.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast today at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-9039

International: 1-201-689-8470

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13729481

The playback can be accessed through November 21, 2022.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

•	mitigation of loan default rates and ability to timely resolve loans in contractual default status with positive economic outcomes;

•	the adequacy of collateral securing the Company's loans and declines in the value of real estate property securing the Company's loans;
•	the current and future health and stability of the economy and residential housing market;
•	availability of origination and acquisition opportunities acceptable to the Company;
•	increased competition from entities engaged in construction lending activities;
•	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
•	disruptions in the Company's business operations, including construction lending activity, relating to the COVID-19 pandemic;
•	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
•	general and local commercial and residential real estate property conditions;
•	changes in U.S. federal government policies;
•	changes in U.S. federal, state and local governmental laws and regulations that impact the Company's business, assets or classification as a real estate investment trust;
•	the Company's ability to pay, maintain or grow the dividend in the future;
•	changes in interest rates;
•	the availability of, and costs associated with, sources of liquidity;
•	compliance with covenants contained in the Company's debt documents;
•	the adequacy of the Company's policies, procedures and systems for managing risk effectively;
•	the ability to manage future growth;
•	changes in personnel and availability of qualified personnel; and
•	other factors set forth in the Company's periodic filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at http://ir.broadmark.com/resources/email-alerts. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this press release.

About Broadmark Realty Capital

Broadmark is a specialty real estate finance company, providing financing solutions generally in the $2 to $75 million range per transaction. The company provides smart, reliable, rapid solutions across the entire debt capital stack, including senior, subordinate, and participation investments with fixed and floating rate structures available. Broadmark invests in a variety of new construction and existing properties across all asset classes throughout the United States, including hotel, industrial, medical, mixed-use, office, retail, self-storage, warehouse, multifamily, senior living, student housing, condos, larger scaled single-family, townhome, and multiplex. It has the competitive advantage of being an internally managed balance sheet lender, and the company’s proactive approach delivers dedicated in-house underwriting, asset management, loan servicing, and draw administration. More information can be found at Broadmark Realty Capital Specialty Real Estate Investments.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

media@broadmark.com

BROADMARK REALTY CAPITAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data, unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$61,141	$132,889
Mortgage notes receivable, net	911,664	901,350
Interest and fees receivable, net	17,184	17,526
Investment in real property, net	93,506	68,067
Right-of-use assets	5,714	6,016
Goodwill	136,965	136,965
Other assets	6,301	8,342
Total assets	$1,232,475	$1,271,155

Liabilities and stockholders' equity
Senior unsecured notes, net	$97,646	$97,223
Dividends payable	9,305	9,291
Accounts payable and accrued liabilities	13,671	8,180
Lease liabilities	7,643	7,993
Total liabilities	$128,265	$122,687
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,914,051 and 132,716,338 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	132	132
Additional paid in capital	1,219,754	1,216,957
Accumulated deficit	(115,676)	(68,621)
Total stockholders' equity	1,104,210	1,148,468
Total liabilities and stockholders' equity	$1,232,475	$1,271,155

BROADMARK REALTY CAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Interest income	$20,685	$22,846	$66,927	$66,481
Fee income	6,443	7,748	18,590	22,764
Total revenues	$27,128	$30,594	$85,517	$89,245

Expenses:
Compensation and employee benefits	3,972	3,920	12,970	10,916
General and administrative	3,429	2,905	9,832	8,321
Real property management expenses, net	1,542	—	2,625	108
Interest expense	2,242	721	6,477	1,719
Total expenses	11,185	7,546	31,904	21,064

Impairment:
Provision for credit losses, net	12,288	2,607	16,729	5,373

Other (expense) income:
Change in fair value of warrant liabilities	415	1,244	593	(2,490)
Gain on sale of real property	25	—	984	—
Impairment on real property	(1,485)	—	(1,831)	—
Total other (expense) income	(1,045)	1,244	(254)	(2,490)

Income before provision for income taxes	2,610	21,685	36,630	60,318
Income tax provision	—	—	—	—
Net income	$2,610	$21,685	$36,630	$60,318
Earnings per common share:
Basic	$0.02	$0.16	$0.28	$0.45
Diluted	$0.02	$0.16	$0.28	$0.45
Weighted-average shares of common stock outstanding, basic and diluted:
Basic	132,884,407	132,658,661	132,867,288	132,575,852
Diluted	132,906,780	132,752,471	132,936,411	132,663,437

BROADMARK REALTY CAPITAL INC.

RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS

(in thousands, except for per share amounts, unaudited)

Definition of Distributable Earnings

The Company has elected to present “distributable earnings” and “distributable earnings prior to realized loss on investments”, supplemental non-GAAP financial measures used by management to evaluate the Company’s operating performance. The Company defines distributable earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on the Company’s investments; (ii) unrealized gains or losses on the Company’s investments (including provision for credit losses) and warrant liabilities; (iii) new public company transition expenses; (iv) non-capitalized transaction-related and other one-time expenses; (v) non-cash stock-based compensation; (vi) depreciation and amortization including amortization of the Company’s intangible assets; and (vii) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

During the nine months ended September 30, 2022 and 2021, provision for credit losses, net was $16.7 and $5.4 million, respectively, which has been excluded from distributable earnings consistent with other unrealized gains (losses) pursuant to the Company’s policy for reporting distributable earnings. The Company expects to recognize such potential credit losses in distributable earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally upon charge-off of principal at the time of loan repayment or upon sale of real property owned by the Company and the amount of proceeds is less than the principal outstanding at the time of foreclosure.

Management believes that the adjustments to compute “distributable earnings” specified above allow investors and analysts to readily identify and track the operating performance of the Company’s assets, assist in comparing the operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business. Distributable earnings excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s primary operations for the reasons described herein. However, management has elected to also present distributable earnings prior to realized loss on investments because it believes the Company’s investors use such measure to evaluate and compare the performance of the Company and its peers. As such, distributable earnings and distributable earnings prior to realized loss on investments are not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

As a REIT, the Company is required to distribute at least 90% of its annual REIT taxable income and to pay tax at regular corporate rates to the extent that it annually distributes less than 100% of such taxable income. Given these requirements and its belief that dividends are generally one of the principal reasons stockholders invest in its common stock, the Company generally intends to attempt to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable earnings and distributable earnings prior to realized loss on investments are one of many factors considered by the Company’s board of directors in declaring dividends and, while not direct measures of taxable income, over time, the measures can be considered useful indicators of the Company’s dividends.

Distributable earnings and distributable earnings prior to realized loss on investments do not represent, and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of these measures may not be comparable to similarly entitled measures reported by other companies.

The table below is a reconciliation of distributable earnings to the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
(dollars in thousands, except share and per share data)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income attributable to common stockholders	$2,610	$21,685	$36,630	$60,318
Adjustments for non-distributable earnings:
Stock-based compensation expense	1,259	891	3,263	2,552
New public company expenses(1)	—	—	—	953
Non-capitalized transaction and other one-time expenses(2)	462	489	2,066	489
Change in fair value of warrant liabilities	(415)	(1,244)	(593)	2,490
Depreciation and amortization	265	146	752	577
Impairment on real property	1,485	—	1,831	—
Provision for credit losses, net	12,288	2,607	16,729	5,373
Distributable earnings prior to realized loss on investments:	$17,954	$24,574	$60,678	$72,752
Realized credit losses(3)	(1,796)	(695)	(4,207)	(2,096)
Distributable earnings:	$16,158	$23,879	$56,471	$70,656
Distributable earnings per diluted share of common stock prior to realized loss on investments	$0.14	$0.19	$0.46	$0.55
Distributable earnings per diluted share of common stock	$0.12	$0.18	$0.42	$0.53
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,884,407	132,658,661	132,867,288	132,575,852
Diluted	132,906,780	132,752,471	132,936,411	132,663,437

(1)	Expenses directly related to professional fees in connection with our new public company reporting procedures, the design and implementation of internal controls under Section 404 of the Sarbanes-Oxley Act and the implementation of the CECL standard.
(2)	Includes other one-time expenses primarily related to the various costs associated with the search for and hiring of our new CEO as well as non-capitalized expenses incurred on held-for-sale real properties no longer under construction.
(3)	Represents credit losses recorded in the provision for credit losses and recognized in distributable earnings upon charge-off of principal at the time of loan repayment or upon sale of real property where proceeds received are less than the principal outstanding.